Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Xencor, Inc. of our reports dated February 24, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting of Xencor, Inc, appearing in the Annual Report on Form 10-K of Xencor, Inc. for the year ended December 31, 2022.
We also consent to the reference to our firm under the heading "Experts" in such Prospectus.
/s/ RSM US LLP
Los Angeles, California
February 27, 2023
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